Exhibit 26 (g) i. a. 4.

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

EMPLOYERS REASSURANCE CORPORATION

(hereinafter the “Reinsurer”)

Effective March 12, 2013, the Amendment Effective Date, the Ceding Company and the Reinsurer agreed to a              for the VL+ / VLS inforce              (the “            ”) under the Life YRT Agreements listed in Exhibit A attached hereto (the “Selected Agreements”). The              agreed to by the Ceding Company and the Reinsurer used agreed upon            .

The Ceding Company and the Reinsurer have agreed to a              amount of $             (the “            ”) to be             . The Ceding Company agrees to             .

            .

Except as otherwise provided herein or otherwise agreed upon in writing by the Ceding Company and Reinsurer, all other terms, provisions, and conditions of the Selected Agreements remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-8-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-8-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-8-13
Peter G. Ferris
Vice President & Actuary

EMPLOYERS REASSURANCE CORPORATION

By:	/s/ Robert M. Clifford	Date:	4-3-2013

Print name:	Robert M. Clifford

Title:	VP ERAC

EMPLOYERS REASSURANCE CORPORATION

By:	/s/ Sheila M Jackson	Date:	4-3-2013
Print name:	Sheila M. Jackson
Title:	Team Leader

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EXHIBIT A

ERAC Agreement

ERAC’s Agreement Number	Description	Effective Date TAI of Agreement	Code

	VL+ Inforce	1/1/1999

AUL Agreement

	VLS Inforce	2/8/1999